Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-230955) and Form F-3 (No. 333-259304) of our report dated April 29, 2025, relating to the consolidated financial statements of CNFinance Holdings Limited (the “Company”), as of and for the year ended December 31, 2024, appearing in this Annual Report on Form 20-F of the Company.

/s/ HTL International, LLC
Houston, Texas
April 29, 2025